UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 11, 2026

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760

(Address of principal executive offices, zip code)

(727) 384-2323

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2026, Apyx Medical Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Stavros Vizirgianakis, the Chairman of the Company’s Board of Directors (the “Board”), in connection with Mr. Vizirgianakis’ appointment as Executive Chairman of the Board.

Pursuant to the Letter Agreement and his appointment as Executive Chairman, Mr. Vizirgianakis will provide strategic leadership and governance oversight, assist management with the execution of corporate initiatives, support investor engagement, advise on capital markets and corporate development matters, and engage in other such comparable duties. Mr. Vizirgianakis will not serve as an officer or employee of the Company and will not be designated as an “executive officer” of the Company for purposes of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Vizirgianakis’ appointment as Executive Chairman and in recognition of his service to the Company, the Board approved a grant to Mr. Vizirgianakis of 450,000 restricted stock units (the “RSUs”) under the Company’s 2023 Share Incentive Plan (the “Plan”). Each RSU represents a contingent right to receive one share of the Company’s common stock. The RSUs will vest as follows, subject to Mr. Vizirgianakis’ continued service with the Company through the applicable vesting dates: (i) 150,000 RSUs vest immediately on June 11, 2026 (the “Grant Date”); (ii) 150,000 RSUs will begin vesting on the first anniversary of the Grant Date and will vest ratably over the 12-month period beginning on such date in equal monthly installments; and (iii) 150,000 RSUs will begin vesting on the second anniversary of the Grant Date and will vest ratably over the 12-month period beginning on such date in equal monthly installments. The RSUs will otherwise be subject to the terms and conditions of the Plan and the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Company and Stavros Vizirgianakis, dated June 11, 2026.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APYX MEDICAL CORPORATION

Date: June 17, 2026	By:	/s/ Matthew Hill
	Name:	Matthew Hill
	Title:	Chief Financial Officer, Secretary and Treasurer